UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 2, 2003

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	0-20047	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Item 5.    Other Events

13200 Woodland Park Drive

On June 2, 2003, Corporate Office Properties Trust (the “Company”), through an affiliate of Corporate Office Properties, L.P. (the “Operating Partnership”), acquired a 404,665 square foot office building located in Herndon, Virginia (“13200 Woodland Park Drive”).

13200 Woodland Park Drive was acquired for an aggregate cost to the Company of $71.4 million, including transaction costs.  The Company paid the purchase price and transaction costs using $63.9 million in proceeds from the issuance of common shares of beneficial interest and $7.5 million in cash escrowed from prior property sales.

The following table sets forth certain information relating to 13200 Woodland Park Drive as of June 30, 2003:

Property	Year Built	Rentable Square Feet	Occupancy (1)	Total Rental Revenue (2)	Total Rental Revenue per Occupied Square Foot (3)	Major Tenants (10% or more of Rentable Square Feet)		Year of Lease Expiration
13200 Woodland Park Drive	2002	404,665	100.0%	$8,985,450	$22.20	VeriSign (100.0%	)(4)	2014	(4)

(1)          This percentage is based on all leases in effect as of June 30, 2003.

(2)        Total rental revenue is the monthly contractual base rent as of June 30, 2003 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(3)          This represents the property’s total rental revenue divided by its occupied square feet as of June 30, 2003.

(4)          The tenant has the right to terminate the lease with respect to a maximum of 232,268  rentable square feet at designated times from June 2005 through September 2006.  We expect that the tenant will exercise these termination rights in full.

Dulles Tech/Ridgeview Properties

On July 25, 2003, the Company, through an affliliate of the Operating Partnership, acquired five office buildings in Northern Virginia totaling 433,814 square feet (the “Dulles Tech/Ridgeview Properties”).  The Dulles Tech Ridgeview Properties were acquired for an aggregate cost of $75.5 million, including transaction costs. The Company paid the purchase price and transaction costs using borrowings from both a new mortgage loan and the Operating Partnership's revolving credit facility with Bankers Trust Company.

2

The following table sets forth certain information relating to the Dulles Tech/Ridgeview Properties as of June 30, 2003:

Property	Year Built/ Renovated	Rentable Square Feet	Occupancy (1)	Total Rental Revenue (2)	Total Rental Revenue per Occupied Square Foot (2)(3)	Major Tenants (10% or more of Rentable Square Feet)
One Ridgeview at Westfields	1999	127,572	100.0%	$3,368,182	$26.40	MBA Management, Inc. (11%);
						FedEx Express (11%);
						eMeritus Communications, Inc. (10%)
Two Ridgeview at Westfields	2000	69,710	100.0%	1,633,188	23.43	Omniplex World Services Corporation (100%)
Three Ridgeview at Westfields	2000	69,711	100.0%	1,802,728	25.86	RBR Network, Inc. (51%);
						Rolls Royce North America, Inc. (49%)
Dulles Tech I	1998	113,093	85.7%	2,549,134	26.29	BAAN USA, Inc. (58%);
						National Student (10%)
Dulles Tech II	1998	53,728	100.0%	1,441,522	26.83	Vista Information (100%)

Total/Average		433,814	96.3%	$10,794,754	$25.74

(1)	This percentage is based on all leases in effect as of June 30, 2003.
(2)	Total rental revenue is the monthly contractual base rent as of June 30, 2003 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.
(3)	This represents the property’s total rental revenue divided by that property’s occupied square feet as of June 30, 2003.

The following table sets forth annual lease expirations for the Dulles Tech/Ridgeview Properties as of June 30, 2003 assuming that none of the tenants exercise renewal options:

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	Percentage of Total Occupied Square Feet	Total Rental Revenue of Expiring Office Leases (1)	Percentage of Total Office Rental Revenue Expiring (1)	Total Rental Revenue of Expiring Leases Per Occupied Square Foot (1)
				(in thousands)
7/1/03-12/31/03	1	4,037	1.0%	$91	0.8%	$22.50
2004	2	5,741	1.4%	154	1.4%	26.76
2005	4	23,430	5.6%	625	5.8%	26.67
2006	4	27,565	6.5%	765	7.1%	27.77
2007	8	62,592	15.0%	1,638	15.2%	26.16
2008	2	53,728	12.9%	1,442	13.4%	26.83
2009	6	83,388	20.0%	2,177	20.2%	26.11
2010	4	122,783	29.4%	3,004	27.8%	24.47
2011	—	—	0.0%	—	0.0%	—
2012	—	—	0.0%	—	0.0%	—
2013	1	34,414	8.2%	899	8.3%	26.13
Total/Weighted Avg.	32	417,678	100.0%	$10,795	100.0%	$25.89

(1)          Total rental revenue is the monthly contractual base rent as of June 30, 2003 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

3

Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends

The Registrant is filing as Exhibit 12 to this Form 8-K a schedule supporting the computation of its ratio of earnings to combined fixed charges and preferred share dividends.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements of Business Acquired

The financial statements of 13200 Woodland Park Drive and Dulles Tech/Ridgeview are included herein.  See pages F-15 through F-24.

(b)                                 Pro Forma Financial Information

The pro forma condensed consolidating financial statements of the Company are included herein.  See pages F-1 through F-14.

(c)                                  Exhibits

Exhibit Number	Description
12	Schedule supporting computation of the Registrant's ratio of earnings to combined fixed charges and preferred share dividends.
99.1	Agreement of Purchase and Sale and Joint Escrow Instructions, dated May 15, 2003, between TST Waterview I, LLC; VeriSign, Inc.; and Anchor Title Insurance Company.
99.2	Agreement to Assign/Assume Purchase and Sale Agreement, dated May 15, 2003, between COPT Acquisitions, Inc.; VeriSign, Inc.; and Anchor Title Insurance Company.
99.3.1	Purchase and Sale Agreement, dated April 14, 2003, between TCC Dulles Tech Associates, LLC; PGI Westfields Associates, LLC; and COPT Acquisitions, Inc.
99.3.2	Reinstatement of and First Amendment to Purchase and Sale Agreement, dated June 20, 2003, between TCC Dulles Tech Associates, LLC; PGI Westfields Associates, LLC; and COPT Acquisitions, Inc.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2003

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Operating Officer

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Senior Vice President and Chief Financial Officer

5

CORPORATE OFFICE PROPERTIES TRUST

CORPORATE OFFICE PROPERTIES TRUST

PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Set forth below are the unaudited pro forma condensed consolidating balance sheet as of March 31, 2003 and the unaudited pro forma condensed consolidating statements of operations for the year ended December 31, 2002 and the three months ended March 31, 2003 of Corporate Office Properties Trust and its consolidated affiliates, including Corporate Office Properties, L.P. (the “Operating Partnership”).  Corporate Office Properties Trust and its consolidated affiliates, including the Operating Partnership, are collectively referred to herein as the “Company.”

The pro forma condensed consolidating financial information is presented as if the following transactions had been consummated on the earlier of the actual date of consummation or March 31, 2003 for balance sheet purposes and January 1, 2002 for purposes of the statements of operations:

2002 Transactions

The transactions set forth below are collectively referred to herein as the “2002 Transactions.”

•                  The acquisition on April 4, 2002 of an office building in Hanover, Maryland (“7320 Parkway Drive”) for $4,957,000 using borrowings under the Company’s revolving credit facility with Bankers Trust Company (the “Revolving Credit Facility”).

•                  The acquisition on April 4, 2002 of four office buildings in Columbia, Maryland (the “Rivers 95 Properties”) for $11,564,000 using $10,214,000 in borrowings under the Revolving Credit Facility and cash reserves for the balance.

•                  The acquisition on May 31, 2002 of an office building in Columbia, Maryland (“7000 Columbia Gateway Drive”) for $16,196,000 using $15,800,000 in borrowings under the Revolving Credit Facility and cash reserves for the balance.

•                  The disposition on July 17, 2002 of an office building located in Columbia, Maryland (“8815 Centre Park Drive”) for $7,175,000, of which $3,500,000 was used to pay down the Revolving Credit Facility and the balance applied to cash reserves.

•                  The acquisition on August 1, 2002 of an office building in Silver Spring, Maryland (“11800 Tech Road”) for $27,184,000 using borrowings under two mortgage loans.

•                  The acquisition on August 14, 2002 of two office buildings in Chantilly, Virginia (“15049 and 15059 Conference Center Drive”) for $47,416,000 using $30,916,000 in borrowings under the Revolving Credit Facility and $16,500,000 in borrowings under two mortgage loans.

2003 Completed Transactions

The transactions set forth below are collectively referred to herein as the “2003 Completed Transactions.”

•                                          The acquisition on January 24, 2003 of the first phase of a 108-acre land parcel acquisition in Annapolis Junction, Maryland (“Cedar Knolls Phase I”) from an affiliate of Constellation

Real Estate, Inc.  The first phase was acquired for $21,339,000, of which $18,433,000 was financed by a seller-provided mortgage loan bearing interest at a per annum rate of 3%.  Since management considered the interest rate on this loan to be below the market rate for similar loans, we discounted the recorded amounts for the acquisition and mortgage loan by $1,516,000.

•                                          The contribution on March 14, 2003 of an office building located in Fairfield, New Jersey (“695 Route 46”) into a real estate joint venture in return for $19,960,000 in cash and a 20% ownership interest in the joint venture.  We used $17,000,000 of the proceeds to pay down the Revolving Credit Facility.

•                                          The issuance of 5,290,000 common shares of beneficial interest (“common shares”) on May 27, 2003 for net proceeds of $79,384,000 (the “Common Share Issuance”), of which $63,890,000 was used to fund the acquisition of 13200 Woodland Park Drive discussed below and the balance used to pay down the Revolving Credit Facility.

•                                          The acquisition on June 2, 2003 of an office building in Herndon, Virginia (“13200 Woodland Park Drive”) for $71,435,000 using $63,890,000 of the proceeds from the Common Share Issuance and $7,545,000 in cash escrowed from previous property sales.

•                                          The repurchase of 1,016,662 Series C Preferred Units of our Operating Partnership (the “Series C Preferred Unit Repurchase”) on June 16, 2003 for $36,068,000 using $40,000,000 in borrowings under a new mortgage loan.  The Revolving Credit Facility was also paid down by $3,411,000 using borrowings from this mortgage loan.

•                                          The acquisition of five buildings in Northern Virginia (the “Dulles Tech/Ridgeview Properties”) for $75,487,000 on July 25, 2003 using $45,000,000 in borrowings under a new mortgage loan carrying an interest rate of LIBOR plus 200 basis points and $30,487,000 in borrowings under the Revolving Credit Facility.

2003 Probable Transactions

The transactions set forth below are collectively referred to herein as the “2003 Probable Transactions.”

•                                          The issuance of preferred shares of beneficial interest (the “Preferred Share Issuance”), expected to be completed in August 2003 for net proceeds of approximately $48,430,000.  The Company expects to use the proceeds to pay down the Revolving Credit Facility.

•                                          The acquisition of the second phase of a 108-acre land parcel in Annapolis Junction, Maryland (“Cedar Knolls Phase II”) from an affiliate of Constellation Real Estate, Inc.  Management expects that this acquisition will be completed by September 2003 for an approximate purchase price of $9,012,000.  Under the terms of the agreement, the seller will provide financing for the acquisition at a per annum rate of 3%, which management considers to be a below-market rate; accordingly, the Company expects to discount the value of the acquisition and the financing to reflect the below-market interest rate.  After adjustment for this discount, the Cedar Knolls Phase II acquisition would be valued at approximately $8,468,000 for the purchase and $6,666,000 for the seller-provided mortgage loan.

This pro forma condensed consolidating financial information should be read in conjunction with the following historical financial statements and notes thereto:

•                  Corporate Office Properties Trust and its consolidated subsidiaries, included in the Company’s Current Reports filed on Forms 10-K and 10-Q for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively;

•                  7000 Columbia Gateway Drive, 11800 Tech Road and 15049 and 15059 Conference Center Drive, all of which are included in the Company’s Current Report on Form 8-K filed December 16, 2002; and

•                  13200 Woodland Park Drive and the Dulles Tech/Ridgeview Properties, both of which are included in this Current Report on Form 8-K.

In management’s opinion, all adjustments necessary to reflect the effects of the 2002 Transactions, 2003 Completed Transactions and 2003 Probable Transactions have been made.  This pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the Company’s actual financial position would have been at March 31, 2003 or what the results of operations would have been for the year ended December 31, 2002 or the three months ended March 31, 2003.  The pro forma condensed consolidating financial information also does not purport to represent the future financial position and results of operations of the Company.

Corporate Office Properties Trust

Pro Forma Condensed Consolidating Balance Sheet

As of March 31, 2003

(Unaudited)

(Dollars in thousands, except per share data)

	Historical Consolidated (A)	13200 Woodland Park Drive/ Common Share Issuance (B)	Series C Preferred Unit Repurchase and Concurrent Financing (C)	Dulles Tech/ Ridgeview Properties (D)	Preferred Share Issuance (E)	Cedar Knolls Phase II (F)	Other Pro Forma Adjustments	Pro Forma Consolidated
Assets
Net investments in real estate	$1,068,407	$64,702	$—	$66,505	—	$8,468	$—	$1,208,082
Cash and cash equivalents	6,282	—	—	—	—	(1,802)	—	4,480
Other assets	73,158	(812)	521	8,982	—	—	—	81,849

Total assets	$1,147,847	$63,890	$521	$75,487	$—	$6,666	$—	$1,294,411

Liabilities and shareholders’ equity
Liabilities
Mortgage loans payable	$707,990	$(15,494)	$36,589	$75,487	$(48,430)	$6,666	$—	$762,808
Other liabilities	49,124	—	—	—	—	—	—	49,124
Total liabilities	757,114	(15,494)	36,589	75,487	$(48,430)	6,666	—	811,932

Minority interests	101,054	—	(24,367)	—	—	—	—	76,687

Shareholders’ equity
Preferred shares of beneficial interest	43	—	—	—	20	—	—	63
Common shares of beneficial interest	239	53	—	—	—	—	—	292
Additional paid-in capital	315,781	79,331	—	—	48,410	—	—	443,522
Other	(26,384)	—	(11,701)	—	—	—	—	(38,085)
Total shareholders’ equity	289,679	79,384	(11,701)	—	48,430	—	—	405,792

Total liabilities and shareholders’ equity	$1,147,847	$63,890	$521	$75,487	$—	$6,666	$—	$1,294,411

See accompanying notes and management’s assumptions to pro forma financial statements.

Corporate Office Properties Trust

Pro Forma Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2002

(Unaudited)

(Dollars in thousands, except per share data)

	Historical Consolidated (A)	2002 Transactions (B)	Cedar Knolls Phase I and II (C)	695 Route 46 (D)	Series C Preferred Unit Repurchase (E)	13200 Woodland Park Drive (F)	Preferred Share Issuance (G)	Dulles Tech/ Ridgeview Properties (H)	Other Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Rental revenue	$134,421	$5,956	$—	$(3,086)	$—	$414	$—	$10,814	$—		$148,519
Tenant recoveries and other revenue	15,916	1,427	—	(251)	—	182	—	335	—		17,609
Service operation revenue	3,888	—	—	—	—	—	—	—	—		3,888
Total revenues	154,225	7,383	—	(3,337)	—	596		11,149	—		170,016
Expenses
Property operating	43,929	1,916	—	(1,336)	—	282	—	3,091	—		47,882
General and administrative	6,697	—	—	—	—	—	—	—	—		6,697
Interest and amortization of deferred financing costs	41,568	—	—	—	—	—	—	—	4,108	(I)	45,676
Depreciation and other amortization	30,859	—	—	—	—	—	—	—	3,769	(J)	34,628
Service operation expenses	4,192	—	—	—	—	—	—	—	—		4,192
Total expenses	127,245	1,916	—	(1,336)	—	282		3,091	7,877		139,075

Gain (loss) on sale of real estate	2,564	(41)	—	—	—	—	—	—	—		2,523
Equity in (loss) income of unconsolidated entities	(402)	—	—	182	—	—	—	—	—		(220)
Income (loss) before minority interests and income taxes	29,142	5,426	—	(1,819)	—	314		8,058	(7,877)		33,244
Minority interests
Preferred units	(2,287)	—	—	—	2,287	—	—	—	—		—
Other partnerships	59	—	—	—	—	—	—	—	—		59
Common units	(5,128)	—	—	—	—	—	—	—	165	(K)	(4,963)

Income (loss) from continuing operations before income taxes	21,786	5,426	—	(1,819)	2,287	314	—	8,058	(7,712)		28,340

Income tax benefit, net	242	—	—	—	—	—	—	—	—		242

Net income (loss) from continuing operations	22,028	5,426	—	(1,819)	2,287	314	—	8,058	(7,712)		28,582

Preferred share dividends	(10,134)	—	—	—	—	—	(4,000)	—	—		(14,134)
Net income (loss) from continuing operations available to common shareholders	$11,894	$5,426	$—	$(1,819)	$2,287	$314	$(4,000)	$8,058	$(7,712)		$14,448

Earnings per share: Basic	$0.53										$0.52	(E)
Earnings per share: Diluted	$0.51										$0.50	(E)
Weighted average number of shares: Basic	22,472								5,290	(L)	27,762
Diluted	24,547								5,290	(L)	29,837

See accompanying notes and management’s assumptions to pro forma financial statements.

Corporate Office Properties Trust

Pro Forma Condensed Consolidating Statement of Operations

For the Three Months Ended March 31, 2003

(Unaudited)

(Dollars in thousands, except per share data)

	Historical Consolidated (A)	Cedar Knolls Phase I and II (C)	695 Route 46 (D)	Series C Preferred Unit Repurchase (E)	13200 Woodland Park Drive (F)	Preferred Share Issuance (G)	Dulles Tech/ Ridgeview Properties (H)	Other Pro Forma Adjustments		Total
Revenues
Rental revenue	$35,989	$—	$(623)	$—	$1,128	$	$2,414	$—		$38,908
Tenant recoveries and other revenue	5,529	—	(71)	—	371		91	—		5,920
Service operation revenue	681	—	—	—	—	—	—	—		681
Total revenues	42,199	—	(694)	—	1,499	—	2,505	—		45,509
Expenses
Property operating	13,654	—	(296)	—	643	—	842	—		14,843
General and administrative	1,948	—	—	—	—	—	—	—		1,948
Interest and amortization of deferred financing costs	10,724	—	—	—	—	—	—	427	(I)	11,151
Depreciation and other amortization	8,044	—	—	—	—	—	—	818	(J)	8,862
Service operation expense	762	—	—	—	—	—	—	—		762
Total expenses	35,132	—	(296)	—	643		842	1,245		37,566

Gain (loss) on sale of real estate	404	—	—	—	—	—	—	(23	)(M)	381
Equity in (loss) income of unconsolidated entities	(153)	—	19	—	—	—	—	—		(134)
Income (loss) before minority interests and income taxes	7,318	—	(379)	—	856	—	1,663	(1,268)		8,190
Minority interests
Preferred units	(572)	—	—	572	—	—	—	—		—
Other partnerships	—	—	—	—	—	—	—	—		—
Common units	(1,215)	—	—	—	—	—	—	73	(K)	(1,142)

Income (loss) from continuing operations before income taxes	5,531	—	(379)	572	856	—	1,663	(1,195)		7,048
Income tax benefit, net	21	—	—	—	—	—	—	—		21

Net income (loss) from continuing operations	5,552	—	(379)	572	856	—	1,663	(1,195)		7,069

Preferred share dividends	(2,533)	—	—	—	—	(1,000)	—	—		(3,533)

Net income (loss) from continuing operations available to common shareholders	$3,019	$—	$(379)	$572	$856	$(1,000)	$1,663	$(1,195)		$3,536

Earnings per share: Basic	$0.13									$0.12	(E)
Earnings per share: Diluted	$0.12									$0.12	(E)

Weighted average number of shares:
Basic	23,323							5,290	(L)	28,613
Diluted	25,492							5,290	(L)	30,782

See accompanying notes and management’s assumptions to pro forma financial statements.

CORPORATE OFFICE PROPERTIES TRUST

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

PRO FORMA CONDENSED CONSOLIDATING

FINANCIAL INFORMATION

(Dollars in thousands, except share and per share amounts)

1.             Basis of Presentation:

Corporate Office Properties Trust and subsidiaries (the “Company”) is a fully-integrated and self-managed Maryland real estate investment trust.  As of March 31, 2003, the Company’s portfolio included 112 office properties, including three owned through joint ventures.

These pro forma condensed consolidating financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, 7000 Columbia Gateway Drive, 11800 Tech Road, 15049 and 15059 Conference Center Drive, 13200 Woodland Park Drive and the Dulles Tech/Ridgeview Properties.  In management’s opinion, all adjustments necessary to reflect the effects of the 2002 Transactions, 2003 Completed Transactions and 2003 Probable Transactions have been made.  This pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the Company’s actual financial position would have been at March 31, 2003 or what the results of operations would have been for the year ended December 31, 2002 or the three months ended March 31, 2003, nor does it purport to represent the future financial position and results of operations of the Company.

The Company allocates the cost of property acquisitions to the components of those acquisitions based on their respective fair values.

The Company allocates value to in-place operating leases to the extent that the future cash flows under the contractual lease terms are above or below market at the time of acquisition (the “lease to market value”).  If the rents are determined to be below market at the time of acquisition, the Company classifies the amount equal to the difference as deferred revenue.  If the rents are determined to be above the market rent, the Company classifies the amount equal to the difference as a deferred asset.  These deferred revenues and deferred assets are amortized into rental revenue over the lives of the leases.

Value is assigned to the deemed cost avoidance of acquiring in-place operating leases, representing tenant improvements and leasing costs.  The Company assigns value to these costs associated with the remaining term of the leases.  The tenant improvements and leasing costs are depreciated or amortized over the lives of the leases.

In recognition of certain informal positions taken by the Securities and Exchange Commission with respect to Statement of Financial Accounting Standards, No. 141, “Business Combinations,” the Company also assigned value to other intangible assets for the 2003 Completed Transactions and 2003 Probable Transactions involving acquisition transactions subsequent to March 31, 2003.  These other intangible assets are computed by valuing the property on an as if vacant basis and subtracting from the total acquisition cost the sum of the (1) as if vacant value, (2) lease to market value and (3) value assigned to tenant improvements and leasing costs described above.  The other intangible assets are amortized over the estimated useful lives of such assets; the useful lives of these assets are shorter than the depreciation periods of the base buildings.

The Company’s allocations of the property acquisitions included in these consolidated financial statements are set forth below:

Acquisition	Land	Building and improvements (1)	Deferred costs (2)	Deferred revenue (3)	Total
7320 Parkway Drive	$999	$4,071	$27	$(140)	$4,957
Rivers 95 Properties	2,233	9,282	176	(127)	11,564
7000 Columbia Gateway Drive	3,673	14,691	88	(2,256)	16,196
11800 Tech Road	5,192	22,211	560	(779)	27,184
15049 & 15059 Conference Center Drive	8,547	37,939	1,579	(649)	47,416
Cedar Knolls Phase I	19,823	—	—	—	19,823
Cedar Knolls Phase II	8,468	—	—	—	8,468
13200 Woodland Park Drive	11,269	53,433	6,733	—	71,435
Dulles Tech/Ridgeview Properties	11,411	55,094	8,982	—	75,487

(1)          Includes value of acquisition allocated to building and improvements and tenant improvements associated with in-place operating leases.

(2)          Includes (i) value of in-place operating leases to the extent that the future cash flows under the contractual lease terms are above market at the time of the acquisition, (ii) value of leasing costs associated with in-place operating leases and (iii) value of other intangible assets associated with the acquisitions.

(3)          Represents value of in-place operating leases to the extent that the future cash flows under the contractual lease terms are below market at the time of the acquisition.

2.             Adjustments to Pro Forma Condensed Consolidating Balance Sheet:

(A)                              Reflects the historical consolidated balance sheet of the Company as of March 31, 2003.

(B)                                Reflects the acquisition of 13200 Woodland Park Drive using $63,890 in net proceeds from the Common Share Issuance and $7,545 in cash escrowed from previous property sales.

(C)                                Reflects the Series C Preferred Unit Repurchase for $36,068 and pay down of the Revolving Credit Facility by $3,411 using net proceeds from borrowings of $40,000 under a new mortgage loan.

(D)                               Reflects the acquisition of the Dulles Tech/Ridgeview Properties using borrowings under a new $45,000 mortgage loan, and $30,487 in borrowings under the Revolving Credit Facility.

(E)           Reflects the probable Preferred Share Issuance, the proceeds of which are expected to be used to pay down the Revolving Credit Facility.

(F)           Reflects the probable acquisition of Cedar Knolls Phase II from an affiliate of Constellation Real Estate, Inc. using $6,666 in seller financing and $1,802 in cash.

3.             Adjustments to Pro Forma Condensed Consolidating Statements of Operations:

(A)                              Reflects the historical consolidated operations of the Company for the period presented.

(B)                                The pro forma adjustments associated with the 2002 Transactions are set forth in the table below.  The acquisitions set forth below include (1) historical operations as reported in the historical financial statements for such acquisitions and (2) amortization to rental revenue for the period presented of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisitions.

	7320 Parkway Drive (i)	Rivers 95 Properties (ii)	7000 Columbia Gateway Drive (iii)	8815 Centre Park Drive (iv)	11800 Tech Road (v)	15049 and 15059 Conference Center Drive (vi)	Total
Revenues
Rental revenue	$159	$328	$813	$(650)	$1,727	$3,579	$5,956
Tenant recoveries and other revenue	14	53	—	(3)	491	872	1,427
Total revenues	173	381	813	(653)	2,218	4,451	7,383
Expenses
Property operating	24	74	—	(275)	524	1,569	1,916
Total expenses	24	74	—	(275)	524	1,569	1,916
Gain on sale of real estate	—	—	—	(41)	—	—	(41)
Income (loss) before minority interests and income taxes	$149	$307	$813	$(419)	$1,694	$2,882	$5,426

(i)             Reflects the effects of the historical operations of 7320 Parkway Drive prior to its acquisition on April 4, 2002 and the amortization of the lease to market value for such period.

(ii)          Reflects the effects of the historical operations of the Rivers 95 Properties prior to their acquisition on April 4, 2002 and the amortization of the lease to market value for such period.

(iii)       Reflects the effects of the historical operations of 7000 Columbia Gateway Drive prior to its acquisition on May 31, 2002 and the amortization of the lease to market value for such period.

(iv)      Reflects the elimination of the historical operations of 8815 Centre Park Drive prior to its disposition on July 17, 2002 and the gain recognized in 2002 in connection with the disposition.

(v)         Reflects the effects of the historical operations of 11800 Tech Road prior to its acquisition on August 1, 2002 and the amortization of the lease to market value for such period.

(vi)      Reflects the effects of the historical operations of 15049 and 15059 Conference Center Drive prior to their acquisition on August 14, 2002 and the amortization of the lease to market value for such period.

(C)                                Reflects the effects of the historical operations of Cedar Knolls Phase I prior to its acquisition on January 24, 2003 and Cedar Knolls Phase II for the period presented.  These properties are land parcels with no historical operating activity.

(D)                               Reflects the elimination of the historical operations of 695 Route 46 prior to its contribution into a real estate joint venture on March 14, 2003.  Also reflects the Company’s share of the joint venture’s income for the period presented based on (i) the property’s historical operations for the period presented, (ii) the property’s depreciation expense as derived from the acquisition costs incurred by the joint venture and (iii) the interest expense of the joint venture as derived from the terms of the mortgage loan used to acquire the property from the Company.

(E)                                 Reflects the effects of the Series C Preferred Unit Repurchase for the period presented. Upon completion of the repurchase, the Company recognized a nonrecurring $11,244 deemed distribution representing the amount paid in excess of the recorded book value of the units. This deemed distribution decreased the Company's net income available to common shareholders by $11,244 and, in turn, also decreased the Company's earnings per share basic and earnings per share diluted. The pro forma condensed consolidating statements of operations, including the pro forma earnings per share basic and earnings per share diluted, do not reflect the effect of the deemed distribution.

(F)                                 13200 Woodland Park Drive is a newly-constructed building.  None of the building was operational until November 2002 and 47.2% of the building was operational from December 2002 through March 2003.  The pro forma adjustments reflect the effects of the (1) historical operations of 13200 Woodland Park Drive for the portion of the building that was operational for the period presented and (2) amortization to rental revenue for the period presented of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisitions.

(G)                                Reflects dividends on the preferred shares expected to be issued in the Preferred Share Issuance, which we expect to have an aggregate liquidation preference of $50,000 and to pay dividends at an estimated yearly rate of 8% of such liquidation preference.

(H)                               Reflects the effects of (1) historical operations of the Dulles Tech/Ridgeview Properties for the period presented and (2) amortization to rental revenue for the period presented of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisitions.

(I)                                    Pro forma adjustments for additional interest expense resulting from property acquisitions and the Series C Preferred Unit Repurchase are set forth below.  Pro forma adjustments are also set forth below for decreases in historical interest expense resulting from property dispositions and other transactions reported herein involving debt repayment.  The pro forma adjustments below associated with the Revolving Credit Facility (carrying interest at a variable rate of LIBOR plus 175 basis points) and other variable rate loans were computed using the weighted average of the rates in effect for the applicable pro forma periods.  Pro forma deferred financing cost amortization adjustments are reflected assuming such costs are amortized over the lives of the related loans.

Adjustment to interest expense, net of related historical amounts, as a result of:	For the Year Ended December 31, 2002	For the Three Month Period Ended March 31, 2003

Borrowings under the Revolving Credit Facility of $4,957 in connection with the acquisition of 7320 Parkway Drive.	46	—

Borrowings under the Revolving Credit Facility of $10,214 in connection with the acquisition of the Rivers 95 Properties.	95	—

Borrowings under the Revolving Credit Facility of $15,800 in connection with the acquisition of 7000 Columbia Gateway Drive.	238	—

Debt repaid in connection with the sale of 8815 Centre Park Drive consisting of $3,500 under the Revolving Credit Facility.	(69)	—

Borrowings from debt in connection with the acquisition of 11800 Tech Road consisting of: (i) $22,000 under a mortgage loan bearing interest at LIBOR plus 160 basis points and (ii) $5,184 under a mortgage loan bearing interest at 6.51% per annum.	647	—

Borrowings from debt in connection with the acquisition of 15049 and 15059 Conference Center Drive consisting of: (i) $30,916 under the Revolving Credit Facility, (ii) $16,000 under a mortgage loan bearing interest at 7.0% per annum and (iii) $500 under a mortgage loan bearing interest at LIBOR plus 150 basis points.	1,407	—

Borrowing from debt in connection with the acquisition of Cedar Knolls Phase I, consisting of $16,917 in seller-provided financing bearing interest at an imputed rate of 6%, and Cedar Knolls Phase II, consisting of $6,666 in seller-provided financing bearing an imputed rate of 6%. No pro forma adjustment for interest expense is reflected since these properties consist of land under development or land to be developed upon purchase.	—	—

Debt repaid in connection with the sale of 695 Route 46 consisting of $17,000 under the Revolving Credit Facility.	(603)	(106)

Debt repaid in connection with the Common Share Issuance consisting of $15,494 under the Revolving Credit Facility.	(550)	(120)

Borrowing from debt in connection with the Series C Preferred Unit Repurchase consisting of a $40,000 mortgage loan bearing interest at a rate of LIBOR plus 185 basis points; $3,411 of the mortgage loan proceeds was also used to pay down the Revolving Credit Facility.	1,338	294

Borrowing from debt in connection with the acquisition of the Dulles Tech/Ridgeview Properties consisting of $45,000 under a mortgage loan bearing interest at a rate of LIBOR plus 200 basis points; and $30,487 in borrowings under the Revolving Credit Facility.	2,790	613

Debt repaid in connection with the probable Preferred Share Issuance consisting of $48,430 under the Revolving Credit Facility.	(1,718)	(376)

Amortization of deferred financing costs related to:
Borrowing for 15049 Conference Center Drive	$2	$—

Borrowing for Series C Preferred Unit Repurchase and $3,411 pay down of the Revolving Credit Facility.	347	87

Borrowing for the Dulles Tech/Ridgeview Properties	138	35

	$4,108	$427

The pro forma adjustments above reflect an aggregate increase to interest expense.  The aggregate pro forma increase to interest expense would increase by an additional $90 for the year ended December 31, 2002 and $11 for the three months ended March 31, 2003 if interest rates on variable-rate debt were 1/8th of a percentage point higher.

The pro forma adjustments resulting from acquisition activity were computed primarily using the effects of initial debt incurred for such acquisitions; such adjustments do not reflect the effect of subsequent changes to the Company’s debt, including activity to refinance initially incurred debt.  If the pro forma adjustments reflected subsequent refinancings with debt secured by the properties acquired above, the aggregate pro forma interest expense would increase by an additional $325 for the year ended December 31, 2002 and $0 for the three months ended March 31, 2003.  In addition, if the pro forma adjustments reflected the effects of other changes to the Company’s debt, the aggregate increase to interest expense could be higher.

(J)                                   Pro forma depreciation expense adjustments are reflected on acquisitions based on (i) the portion of the acquisition costs attributable to the building depreciated over a useful life of 40 years and (ii) the value of tenant improvements associated with in-place operating leases depreciated over the remaining lives of the leases.  Pro forma amortization expense adjustments are reflected on acquisitions based on the value of leasing costs associated with the remaining term of in-place operating leases amortized over the remaining lives of the leases.  Pro forma amortization adjustments are reflected for acquisition transactions occurring subsequent to March 31, 2003 based on the value of other intangible assets amortized over the estimated useful lives of such assets.  Pro forma depreciation and amortization expense adjustments on dispositions are reflected based on historical amounts.

Adjustment to depreciation and other amortization expense, net of related historical amounts, as a result of:	For the Year Ended December 31, 2002	For the Three Month Period Ended March 31, 2003

Depreciation expense:
7320 Parkway Drive	$31	$—

Rivers 95 Properties	78	—

7000 Columbia Gateway Drive	153	—

8815 Centre Park Drive	—	—

11800 Tech Road	421	—

15049 and 15059 Conference Center Drive	803	—

Cedar Knolls Phase I and Phase II	—	—

695 Route 46	(691)	(178)

13200 Woodland Park Drive (pertains to 47.2% of the building for period it was operational)	89	268

Dulles Tech/Ridgeview Properties	2,627	660

Amortization of deferred lease costs related to:
7320 Parkway Drive	2	—

Rivers 95 Properties	6	—

7000 Columbia Gateway Drive	10	—

11800 Tech Road	29	—

15049 and 15059 Conference Center Drive	58	—

695 Route 46	(145)	(40)

13200 Woodland Park Drive	7	20

Dulles Tech/Ridgeview Properties	184	46

Amortization of other intangible assets
13200 Woodland Park Drive	6	17

Dulles Tech/Ridgeview Properties	101	25

	$3,769	$818

(K)                               Adjustment for minority interests’ share of pro forma adjustments made to the Operating Partnership.

(L)                                 Adjustment for the additional common shares outstanding in connection with the Common Share Issuance.

(M)         Adjustment for gain on sale of 8815 Centre Park Drive recognized in 2003.

Report of Independent Auditors

To Corporate Office Properties Trust

We have audited the accompanying historical summary of revenue and certain expenses of 13200 Woodland Park Drive (the “Property”) as described in Note 1 for the year ended December 31, 2002.  This historical summary is the responsibility of the Property’s management; our responsibility is to express an opinion on this historical summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall historical summary presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Corporate Office Properties Trust) as described in Note 2, and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 2, of the Property for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
July 10, 2003

13200 Woodland Park Drive

Historical Summary of Revenue and Certain Expenses

Year Ended December 31, 2002

Revenue
Base rents	$433,678
Tenant reimbursements	171,632
Other income	10,766
Total revenue	616,076
Certain expenses
Property operating expenses
Property taxes	88,443
Utilities	37,203
Management fee	10,036
Other operating expenses	113,873
Total property operating expenses	249,555
Repairs and maintenance	32,375
Total certain expenses	281,930
Revenue in excess of certain expenses	$334,146

The accompanying notes are an integral part of these financial statements.

13200 Woodland Park Drive

Historical Summary of Revenue and Certain Expenses

Three Months Ended March 31, 2003 (unaudited)

Revenue
Base rents	$1,187,947
Tenant reimbursements	368,137
Other income	2,502
Total revenue	1,558,586
Certain expenses
Property operating expenses
Property taxes	227,734
Utilities	5,865
Management fee	43,206
Other operating expenses	312,064
Total property operating expenses	588,869
Repairs and maintenance	53,578
Total certain expenses	642,447
Revenue in excess of certain expenses	$916,139

The accompanying notes are an integral part of these financial statements.

13200 Woodland Park Drive

Notes to Historical Summaries

December 31, 2002

1.     Business

The accompanying historical summary of revenue and certain expenses relates to the operations of 13200 Woodland Park Drive (the “Property”), consisting of the revenue and certain expenses of one office building totaling 404,665 rentable square feet located at Woodland Park Office Park, Herndon, Virginia, commonly known as 13200 Woodland Park Drive.

2.     Summary of Significant Accounting Policies

Basis of Presentation

The accompanying historical summary of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in contemplation of Corporate Office Properties Trust acquiring the Property.  The historical summary is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Corporate Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease.  Expenses are recognized in the period in which they are incurred.

Used of Estimates

The preparation of this historical summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period.  Actual results may differ from these estimates.

Major Tenant

During 2002, the Property’s total base rent of $433,678 was attributable to one tenant.

Operating expenses

The Property has recorded costs totaling $42,286 in other operating expenses based on an allocation between the Property and other properties owned by the former owner. These expenses may not be recorded in such a manner going forward and are not necessarily indicative of expenses that the Property will incur in future operations.

3.     Rentals

The Property entered into a noncancelable operating lease with Verisign Corporation (“Verisign”) for the entire building and parking garage.  The lease, which has an initial term of 11 years after the last Rent Commencement Date, as defined, provides for a fixed annual base rent of $21.00 per rentable square foot, increasing at 3.5% per annum, and escalation rent based on the Property’s real estate taxes and operating expenses.  Verisign took occupancy of 105,902 and 85,260 rentable square feet of the Property on November 25, 2002 and December 1, 2002, respectively, at which time rent commenced.  Per the terms of the lease, Verisign will take occupancy of the remaining 213,503 rentable square feet of the Property at the earlier of August 1, 2003 or the date that Verisign commences operations in the unoccupied space (see Note 6).  Future minimum rentals as of December 31, 2002 to be received under this tenant lease are as follows:

Years Ending
2003	$5,882,553
2004	8,703,439
2005	8,925,569
2006	9,236,487
2007	9,558,870
Thereafter	71,795,054
Total	$114,101,972

4.     Management Fee Agreement and Tenant Service Contract

Certain management services for the year ended December 31, 2002 were performed by an affiliate of the Property at the rate of 3% of gross revenue generated by the operation of all phases of the Property.

5.     Unaudited Interim Statement

The historical summary of revenue and certain expenses for the three months ended March 31, 2003 is unaudited.  As a result, this interim historical summary should be read in conjunction with the historical summary and notes included in the December 31, 2002 historical summary of revenue and certain expenses.  The interim historical summary reflects all adjustments which management believes are necessary for the fair presentation of the historical summary of revenue and certain expenses for the interim period presented.  These adjustments are of a normal recurring nature.  The historical summary of revenue and certain expenses for such interim period is not necessarily indicative of the results for a full year.

6.     Subsequent Event

Subsequent to March 31, 2003, in conjunction with the acquisition of the Property, the new Property owner and the existing tenant signed a new lease with terms providing for substantially different future minimum rents.

Report of Independent Auditors

To Corporate Office Properties Trust

We have audited the accompanying historical summary of revenue and certain expenses of Dulles Tech / Ridgeview (the “Properties”) as described in Note 1 for the year ended December 31, 2002. This historical summary is the responsibility of the Properties’ management; our responsibility is to express an opinion on this historical summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Corporate Office Properties Trust) as described in Note 2, and is not intended to be a complete presentation of the Properties’ revenue and expenses.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenue and certain expenses as described in Note 2 of the Properties for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
July 9, 2003

Dulles Tech / Ridgeview

Historical Summary of Revenue and Certain Expenses

Year Ended December 31, 2002

Revenue
Base rents	$11,585,943
Tenant reimbursement	282,900
Lease termination fee	326,663
Miscellaneous income	52,232
Total revenue	12,247,738
Certain expenses
Property operating expenses
Property taxes and insurance	968,192
Utilities	561,090
Management fee	334,964
Other operating expenses	746,671
Total property operating expenses	2,610,917
Repairs and maintenance	479,725
Total certain expenses	3,090,642
Revenue in excess of certain expenses	$9,157,096

The accompanying notes are an integral part of these financial statements.

Dulles Tech / Ridgeview

Historical Summary of Revenue and Certain Expenses

Three Months Ended March 31, 2003 (unaudited)

Revenue
Base rents	$2,612,159
Tenant reimbursement	85,046
Lease termination fee	76,483
Miscellaneous income	6,318
Total revenue	2,780,006
Certain expenses
Property operating expenses
Property taxes and insurance	254,402
Utilities	139,421
Management fee	82,718
Other operating expenses	174,539
Total property operating expenses	651,080
Repairs and maintenance	190,758
Total certain expenses	841,838
Revenue in excess of certain expenses	$1,938,168

The accompanying notes are an integral part of these financial statements.

Dulles Tech / Ridgeview

Notes to Historical Summaries

December 31, 2002

1.     Business

The accompanying historical summary of revenue and certain expenses relates to the operations of Dulles Tech - Ridgeview (the “Properties”), consisting of the revenue and certain expenses of five office buildings totaling 433,814 rentable square feet located in Herndon and Chantilly, Virginia.

2.     Summary of Significant Accounting Policies

Basis of Presentation

The accompanying historical summary of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in contemplation of Corporate Office Properties Trust acquiring the Properties. The historical summary is not representative of the actual operations of the Properties for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, and interest expense, which may not be comparable to the expenses expected to be incurred by Corporate Office Properties Trust in future operations of the Properties, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease. Expenses are recognized in the period in which they are incurred.

Lease termination fees from early termination of lease agreements are recorded when earned.

Use of Estimates

The preparation of this historical summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

Major Tenants

During 2002, 43% of the Properties’ base rents was earned from three major tenants, each of which amounted to over 10% of total base rents.  Base rents earned from each of these three tenants for the year ended December 31, 2002 were approximately $1,793,000, $1,742,000 and $1,484,000.

3.     Rentals

The Properties have entered into non-cancelable tenant leases, with expiration dates ranging from 2004 to 2013. Such leases provide that tenants will share in operating expenses and real estate taxes on a pro rata basis, as defined in the leases. Future minimum rentals as of December 31, 2002 to be received under these tenant leases are as follows:

2003	$11,049,829
2004	10,976,421
2005	10,676,886
2006	9,767,545
2007	8,949,752
Thereafter	18,952,848
$70,373,281

4.     Management Fee Agreement

Certain management services for the twelve months ending December 31, 2002 were performed by the owner of the Properties at the rate of 3% of gross rents. Per the management agreement gross rents include rental income, tenant reimbursement income, and other sums actually collected by the Manager on a monthly basis. During the year ended December 31, 2002 the Properties paid $334,964 in management fees.

5.     Unaudited Interim Historical summary

The historical summary of revenue and certain expenses for the three months ended March 31, 2003 is unaudited. As a result, this interim historical summary should be read in conjunction with the historical summary of revenue and certain expenses and the accompanying notes for the year ended December 31, 2002. The interim historical summary reflects all adjustments which management believes are necessary for the fair presentation of the historical summary of revenue and certain expenses for the interim period presented. These adjustments are of a normal recurring nature. The historical summary of revenue and certain expenses for such interim period is not necessarily indicative of the results for a full year.